Exhibit 1.6

BOVIE MEDICAL CORPORATION

734 Walt Whitman Rd.

Melville, New York 11747

(631) 421-5452

September 24, 2004

To:          The buyers of 3,000,000 shares of common stock

of Bovie Medical Corporation pursuant to the Common

Stock Purchase Agreement dated as of September 24, 2004

among ACMI Corporation and the buyers named therein.

Re:                               Assignment of Demand Registration Right

Gentlemen:

Reference is hereby made to the Common Stock Purchase Agreement (the “Purchase Agreement”) dated as of September 24, 2004 by and among ACMI Corporation (the “Seller”) and the buyers listed on the signature pages thereto (collectively, the “Buyers”) whereby the Buyers purchased from the Seller an aggregate of 3,000,000 shares (the “Shares”) of common stock of Bovie Medical Corporation (the “Company”).  Pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Seller (the assignee or nominee of Maxxim Medical, Inc., n/k/a Medical Wind Down Holdings I, Inc.) dated May 8, 1998, the Seller has the right to demand registration (the “Demand Registration”) of the Shares pursuant to the terms and provisions of the Registration Rights Agreement.  In connection with the consummation of the transactions contemplated by the Purchase Agreement, the Seller desires to transfer the registration rights granted to it pursuant to the Registration Rights Agreement to the Buyers.

The Buyers and the Company hereby agree to be bound by all of the terms and provisions of the Registration Rights Agreement applicable to such party and the Company acknowledges that the Buyers shall have all of the rights and benefits of, and shall bear all obligations of, the Seller under the Registration Rights Agreement.  The Company also hereby acknowledges that the Buyers will demand registration of the Shares pursuant to the Registration Rights Agreement on the closing date (the “Closing Date”) upon the consummation of the transactions contemplated by the Purchase Agreement.  The Company shall file a registration statement on Form S-3 providing for the resale or resales of the Shares as soon as reasonably practicable, but in no event later than forty-five (45) days following the Closing Date.

Notwithstanding Section 3.2 of the Registration Rights Agreement, the Buyers and the Company hereby further agree that, the Demand Registration need not take the form of an underwritten registration.  The Seller hereby agrees to pay Costs and Expenses (as defined in Section 2.4 of the Registration Rights Agreement) in connection with the non-underwritten Demand Registration; provided, however, in no event shall the Seller be obligated to pay any Costs and Expenses in excess of $60,000.  The Seller, the Buyers and the Company hereby further agree that Costs and Expenses incurred by the Company in connection with the filing of the Demand Registration in excess of $60,000 shall be paid pro-rata by the Buyers.

This letter agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

Kindly acknowledge your agreement to the foregoing by signing in the place indicated below.

[Remainder of Page Intentionally Left Blank]

Sincerely,

BOVIE MEDICAL CORPORATION

		By:	/s/ Andrew Makrides
		Name:	Andrew Makrides
		Title:	President

Agreed and accepted:

ACMI CORPORATION

By:	/s/ David J. Pierce
Name:	David J. Pierce
Title:	Vice President Finance and Treasurer

BUYERS:

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	Director

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	President

BFS US SPECIAL OPPORTUNITIES TRUST PLC

By:	/s/ Russell Cleveland
Name:	Russell Cleveland
Title:	Director

/s/ Jeffrey R. Kowski
Jeffrey R. Kowski

R&R OPPORTUNITY FUND, LP

By:	/s/ Thomas G. Pinou
Name:	Thomas G. Pinou
Title:	Chief Financial Officer

/s/ Michael R. Snow
Michael R. Snow

CORDILLERA FUND, L.P.

By:	/s/ Stephen J. Carter
Name:	Stephen J. Carter
Title:	CEO of GP’s GP

/s/ John A. Selzer
John A. Selzer

MIDSOUTH INVESTOR FUND LP

By:	/s/ Lyman O. Heidtke
Name:	Lyman O. Heidtke
Title:	General Partner

/s/ Larry Hopfenspirger
Larry Hopfenspirger

KUEKENHOF EQUITY FUND, LP

By:	/s/ Michael C. James
Name:	Michael C. James
Title:	General Partner

INFINITY CAPITAL PARTNERS, LP

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:	Managing Member

MFN, LLC

By:	/s/ Louis Ottimo
Name:	Louis Ottimo
Title:	Member

/s/ Richard Molinsky
Richard Molinsky

/s/ Robert A. Melnick
Robert A. Melnick

/s/ Gene Salkind
Gene Salkind